Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements:
(1)Registration Statement (Form S-8 No. 333-203233) pertaining to the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan;
(2)Registration Statement (Form S-3 No. 333-272215) pertaining to a shelf registration;
(3)Registration Statement (Form S-8 No. 333-272210) pertaining to the First Interstate BancSystem, Inc. 2023 Equity and Incentive Plan; and
(4)Registration Statement (Form S-8, No. 333-279687) pertaining to the First Interstate BancSystem, Inc. 2023 Equity and Incentive Plan;
of our reports dated February 28, 2025, with respect to the consolidated financial statements of First Interstate BancSystem, Inc. and the effectiveness of internal control over financial reporting of First Interstate BancSystem, Inc., included in this Annual Report (Form 10‑K) of First Interstate BancSystem, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young

Salt Lake City, Utah
February 28, 2025